UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2017

Interpace Diagnostics Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A

300 Interpace Parkway

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On February 3, 2017, Interpace Diagnostics Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC (“Maxim”) with respect to the issuance and sale of an aggregate of 1,200,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in an underwritten public offering. Pursuant to the Underwriting Agreement, the Company also granted Maxim an option to purchase an additional 108,000 shares (the “Option Shares,” and together with the Firm Shares, the “Shares”) of Common Stock to cover any over-allotments made by Maxim in the sale and distribution of the shares of Common Stock. The Firm Shares are being offered, and if Maxim exercises its over-allotment option, the Option Shares will be offered, to the public at a price of $3.00 per Share.

Pursuant to the Underwriting Agreement, the Company agreed to pay Maxim a cash fee equal to 8% of the gross proceeds of the offering. The Company has also agreed to reimburse Maxim for its reasonable out-of-pocket expenses related to the offering, including, without limitation, the reasonable fees and expenses of counsel to Maxim, up to $45,000. Maxim acted as the placement agent in registered direct public offerings that the Company completed on December 22, 2016 and January 6, 2017 and in a registered direct public offering and concurrent private placement that the Company completed on January 25, 2017. In its role as the placement agent for the registered direct public offerings and private placement, Maxim received an aggregate of $815,380 in placement agent fees. Additionally, in connection with the registered direct public offering the Company completed on December 22, 2016, the Company granted Maxim a right of first refusal to act as lead managing underwriter and book runner for any and all of the Company’s future public and private equity and debt offerings for a period of 12 months from the closing of that registered direct public offering.

The underwriting agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and Maxim, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and agreements made by the parties in the Underwriting Agreement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties, and should not be deemed to be a representation, warranty or agreement to or in favor of any other party. In addition, the assertions embodied in any representations, warranties and agreements contained in the Underwriting Agreement may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or agreements were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and agreements should not be relied on as accurately representing the current state of the Company’s affairs at any time.

Under the Underwriting Agreement, subject to certain exceptions, until 30 days following February 3, 2017, neither the Company nor any of its subsidiaries may issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents. In addition, until 30 days following February 3, 2017, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a variable rate transaction (as defined in the Underwriting Agreement).

The Company expects to receive aggregate net proceeds, after deducting underwriter discounts and commissions and other estimated expenses related to the offering, in the amount of approximately $3.27 million, or approximately $3.57 million if Maxim exercises in full its over-allotment option. The Company intends to use the net proceeds from the offering for working capital, repayment of indebtedness and other liabilities, and general corporate purposes.

The closing of the offering is expected to take place on February 8, 2017, subject to customary closing conditions.

The Shares are being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-207263) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 2, 2015 and declared effective on October 9, 2015. A prospectus supplement relating to the offering was filed with the Commission on February 3, 2017.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

A copy of the legal opinion of Pepper Hamilton LLP relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The Company’s press releases, dated February 2, 2017 and February 3, 2017, announcing the offering and pricing of the offering, respectively, are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, the prospectus supplement relating to the offering that was filed with the Commission on February 3, 2017 and in other documents that the Company files from time to time with the Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 3, 2017, by and between Interpace Diagnostics Group, Inc. and Maxim Group LLC

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

99.1	Press Release dated February 2, 2017

99.2	Press Release dated February 3, 2017

signatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

Date: February 3, 2017	By:	/s/ Jack E. Stover
	Name:	Jack E. Stover
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 3, 2017, by and between Interpace Diagnostics Group, Inc. and Maxim Group LLC

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

99.1	Press Release dated February 2, 2017

99.2	Press Release dated February 3, 2017